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                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITIOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement
No. 333-16385 and No. 333-35937 of QuadraMed Corporation on Form S-8 of our report dated April 27, 1996 (relating to the consolidated balance sheet of FRA Acquisitions, Inc. as of December 31, 1996, and the related consolidated statements of operations, shareholder's equity and cash flows for the year ended December 31, 1996 and the 55 day period ended December 31, 1995, not presented or incorporated by reference separately herein) appearing in this Current report on Form 8-K of QuadraMed Coprporation dated March 12, 1999.


                                                /s/ Deloitte & Touche LLP
                                                ---------------------------
                                                     DELOITTE & TOUCHE LLP
Los Angeles, California
March 10, 1999